Exhibit 99.1

INFRASOURCE SERVICES, INC.

PRESS RELEASE

CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Laura Martin
212-889-4350
laura.martin@taylor-rafferty.com

INFRASOURCE SERVICES, INC. REPORTS 2004 RESULTS; FOURTH QUARTER
REVENUES INCREASE 41% OVER PRIOR YEAR

MEDIA, PA – March 11, 2005 – InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced its financial results for the fourth quarter and twelve months ended December 31, 2004.

Fourth Quarter Results

Revenues for the fourth quarter 2004 increased $56.8 million, or 41% to $194.4 million, compared to $137.6 million for the same quarter in 2003.  This increase was primarily due to growth in our underground natural gas work, including the acquisitions of EnStructure and Utili-Trax, additional aerial electric transmission work from the acquisition of Maslonka & Associates, Inc., and an increase in telecommunications work.

Net income for the fourth quarter 2004 was $5.5 million, or $0.14 per diluted share, versus $1.3 million, or $0.12 per diluted share, for the fourth quarter last year.  Net income for the fourth quarter 2004 included, on an after-tax basis, $0.8 million of amortization of intangible assets arising from acquisitions, $0.7 million of interest forgiveness relating to the early extinguishment of a subordinated note and other lesser items.  Excluding the aforementioned items, income as adjusted (non-GAAP) was $5.7 million for the fourth quarter 2004 versus $1.3 million for the combined period a year ago. A reconciliation of net income to income as adjusted is included in the attached table, including all reconciling items.

EBITDA from continuing operations for the fourth quarter 2004 increased $5.5 million to $19.6 million, compared to $14.1 million for the fourth quarter 2003.  EBITDA from continuing operations for the fourth quarter 2004 included $1.1 million of interest forgiveness relating to the early extinguishment of a subordinated note and other lesser items.

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Excluding the aforementioned items, EBITDA from continuing operations as adjusted was $18.7 million for the fourth quarter 2004 versus $14.1 million for the fourth quarter a year ago.  A reconciliation of GAAP net income to EBITDA from continuing operations, as well as to EBITDA from continuing operations as adjusted, is included in the attached table, including all reconciling items.

In connection with our initial public offering, we changed our quarter end to the last calendar day of each quarter, while our fourth quarter 2003 included the period September 24 to September 30, 2003.  The Company does not believe the impact of this change would have had a material effect on net income for the quarter ended December 31, 2003.

Backlog

At the end of the fourth quarter 2004, total backlog was $935 million, an 18% increase compared to the end of the fourth quarter 2003 and 6% less than at the end of the third quarter 2004 despite the normal seasonal downturn at this time of year.  Approximately $500 to $520 million of this backlog is expected to be performed during 2005.

“We are pleased with our fourth quarter results, and our substantial backlog at year-end gives us support for future performance. The level of activity of our end markets indicates favorable prospects for continued long-term growth.   In the near-term, however, the level and quarterly profile of our earnings will continue to be dependant on the timing and scope of large electric transmission projects and the overall mix of electric transmission versus distribution-related service work.  We are currently tracking the development of a number of large electric transmission project opportunities, but none of them has yet reached the stage for award” said David Helwig, Chief Executive Officer.

Twelve Month Results

As previously reported, the Company acquired InfraSource Incorporated (Predecessor) on September 24, 2003.  For comparative purposes, the results of operations for the twelve months ended December 31, 2003 are presented on a combined basis and include the Predecessor’s results for the period January 1 to September 23, 2003 and the Company’s results for the period May 30 to December 31, 2003.  The Company had no operating activity prior to the acquisition of InfraSource Incorporated.

Revenues for the twelve months ended December 31, 2004 increased $130.7 million, or 25%, to $651.0 million, compared to $520.3 million for the combined period in 2003.  This increase was primarily due to additional aerial electric transmission work including the acquisition of Maslonka & Associates, Inc. and additional underground natural gas work, including the acquisitions of EnStructure and Utili-Trax, offset by declines in other electric and telecommunications work.

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Net income for the twelve months ended December 31, 2004 was $9.6 million, or $0.26 per diluted share, versus a net loss of $22.2 million for the combined period in 2003.  Net income for the twelve months ended December 31, 2004 included, on an after-tax basis, $7.3 million of amortization of intangible assets arising from acquisitions, $1.4 million (after-tax) of expenses related to our initial public offering, $2.6 million of loss on early extinguishment of debt and other lesser items.  Net income for the combined period in 2003 included, on an after-tax basis, $12.4 million of loss from discontinued operations, $11.3 million of merger-related expenses associated with the acquisition of InfraSource Incorporated, a $6.0 million adjustment to insurance reserves for periods prior to 2003, a $2.6 million charge relating to a litigation judgment entered against the Company in connection with a proposed 1999 acquisition and other lesser items.   Excluding the aforementioned items, income as adjusted (non-GAAP) was $20.1 million for the twelve months ended December 31, 2004 versus $10.1 million for the combined period a year ago.  A reconciliation of net income (loss) to income as adjusted is included in the attached table, including all reconciling items.

EBITDA from continuing operations for the twelve months ended December 31, 2004 increased $44.0 million to $61.2 million, compared to $17.2 million for the combined period in 2003.  EBITDA from continuing operations for the twelve months ended December 31, 2004 included $2.4 million of expenses relating to our initial public offering, a loss of $4.4 million due to the early extinguishment of a $30 million note also related to the initial public offering and other lesser items.  EBITDA from continuing operations for the combined period in 2003 included $16.2 million of merger-related expenses associated with the acquisition of InfraSource Incorporated in September 2003, an $8.7 million adjustment to insurance reserves for periods prior to 2003, and a $3.8 million charge relating to a litigation judgment entered against the Company in connection with a proposed 1999 acquisition. Excluding the aforementioned items, EBITDA from continuing operations as adjusted was $68.4 million for the twelve months ended December 31, 2004 versus $45.9 million for the combined period a year ago.  A reconciliation of GAAP net income (loss) to EBITDA from continuing operations, as well as to EBITDA from continuing operations as adjusted, is included in the attached table, including all reconciling items.

Conference Call

InfraSource has scheduled a conference call for March 11, 2005 at 9:00AM EDT to discuss the results for the quarter.  This conference call will be webcast live on the InfraSource website at www.infrasourceinc.com by clicking on the investors, webcasts & presentations links.  A webcast replay will be available immediately following the call at the same location on the website through April 30, 2005.  For those investors who prefer to participate in the conference call by phone, please dial (718) 354-1172. An audio replay of the conference call will be available shortly after the call through March 16, 2005 by calling  (718) 354-1112 and using passcode 8421011. For more information, please contact Laura Martin at Taylor Rafferty at (212) 889-4350.

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About InfraSource

InfraSource Services, Inc. (NYSE: IFS) is one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States.  InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers.  Further information can be found at www.infrasourceinc.com.

Safe Harbor Statement

Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the uncertainty of the outcome of federal energy legislation; (4) the nature of our contracts, particularly our fixed-price contracts; (5) work hindrance due to inclement weather events; (6) the award of new contracts and the timing of the performance of those contracts; (7) project delays or cancellations; (8) the failure to meet schedule or performance requirements of our contracts; (9) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (10) successful integration of the acquisitions into our business; (11) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (12) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.

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INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Period September 24 to December 31, 2003	Three Months Ended December 31, 2004
	(Audited)	(Unaudited)

Contract revenues	$108,741	$194,401
Contract revenues – related parties	28,902	—
Total contract revenues	137,643	194,401
Cost of revenues	113,819	165,574
Gross profit	23,824	28,827
Selling, general and administrative expenses	14,771	17,499
Merger related costs	—	106
Provision for uncollectible accounts	178	93
Amortization of intangible assets	2,600	1,361
Income from operations	6,275	9,768
Interest income	60	222
Interest expense and amortization of debt discount	(3,966)	(2,017)
Gain on early extinguishment of debt	—	1,105
Other income (expense)	(130)	40
Income before income taxes	2,239	9,118
Income tax expense	923	3,752
Income from continuing operations	1,316	5,366
Discontinued operations:
Income (loss) from discontinued operations (net of income tax provision (benefit) of $(13) and $73, respectively)	(57)	109
Gain on disposition of discontinued operation (net of income tax benefit of $0 and $3, respectively)	—	3
Income before extraordinary item	1,259	5,478
Extraordinary item, net of tax of $51	76	—
Net income	$1,335	$5,478

Basic income (loss) per share:
Income from continuing operations	$0.12	$0.14
Loss from discontinued operations	(0.01)	—
Extraordinary item	0.01	—
Net income	$0.12	$0.14

Weighted average basic common shares outstanding	10,782	38,868

Diluted income (loss) per share:
Income from continuing operations	$0.12	$0.14
Loss from discontinued operations	(0.01)	—
Extraordinary item	0.01	—
Net income	$0.12	$0.14

Weighted average diluted common shares outstanding	11,031	39,757

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Period January 1 to September 23, 2003 (Predecessor entity – InfraSource Incorporated and Subsidiaries)	For the Period May 30 to December 31, 2003	For the Period January 1 to December 31, 2003 (Combined Basis) (1)	Year Ended December 31, 2004
	(Audited)	(Audited)	(Unaudited)	(Unaudited)

Contract revenues	$329,150	$108,741	$437,891	$651,023
Contract revenues – related parties	53,477	28,902	82,379	—
Total contract revenues	382,627	137,643	520,270	651,023
Cost of revenues	330,322	113,819	444,141	546,746
Gross profit	52,305	23,824	76,129	104,277

Selling, general and administrative expenses	50,062	14,771	64,833	65,246
Merger related costs	16,242	—	16,242	(228)
Provision (recoveries) of uncollectible accounts	236	178	414	(274)
Amortization of intangible assets	—	2,600	2,600	12,350
Income (loss) from operations	(14,235)	6,275	(7,960)	27,183
Interest income	1,376	60	1,436	572
Interest expense and amortization of debt discount	(27)	(3,966)	(3,993)	(10,178)
Loss on early extinguishment of debt	—	—	—	(4,444)
Other income (expense)	(3,556)	(130)	(3,686)	1,166
Income (loss) before income taxes	(16,442)	2,239	(14,203)	14,299
Income tax expense (benefit)	(5,240)	923	(4,317)	5,824
Income (loss) from continuing operations	(11,202)	1,316	(9,886)	8,475
Discontinued operations:
Income (loss) from discontinued operations (net of income tax provision (benefit) of $(6,503), $(13), $(6,516), and $338, respectively)	(12,316)	(57)	(12,373)	505
Gain on disposition of discontinued operation (net of income tax provision of $0, $0, $0 and $410, respectively)	—	—	—	596
Income (loss) before extraordinary item	(23,518)	1,259	(22,259)	9,576
Extraordinary item, net of tax of $51	—	76	76	—
Net income (loss)	$(23,518)	$1,335	$(22,183)	$9,576

Basic income (loss) per share:
Income (loss) from continuing operations	$(0.24)	$0.12	n/a	$0.24
Income (loss) from discontinued operations	(0.26)	(0.01)	n/a	0.01
Gain on disposition of discontinued operation	—	—	n/a	0.02
Extraordinary item	—	0.01	n/a	—
Net income (loss)	$(0.50)	$0.12	n/a	$0.27

Weighted average basic common shares outstanding	47,585	10,782	n/a	35,172

Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.24)	$0.12	n/a	$0.23
Income (loss) from discontinued operations	(0.26)	(0.01)	n/a	0.01
Gain on disposition of discontinued operation	—	—	n/a	0.02
Extraordinary item	—	0.01	n/a	—
Net income (loss)	$(0.50)	$0.12	n/a	$0.26

Weighted average diluted common shares outstanding	47,585	11,031	n/a	36,139

(1)               - The combined statement of operations for the period January 1 to December 31, 2003 is presented for comparative purposes and has been derived from the audited consolidated statements of operations for the period January 1 to September 23, 2003 (Predecessor) and for the period May 30 to December 31, 2003 (Successor)

 n/a – Per share information for the combined period is not presented because Predecessor and Successor shares outstanding are not comparable.

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

 (In thousands, except share amounts)

	December 31, 2003	December 31, 2004
	(Audited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,176	$21,781
Restricted Cash	—	5,000
Contract receivables (less allowances for doubtful accounts of $4,917 and $3,305, respectively)	69,328	109,099
Contract receivables due from related parties	14,617	—
Costs and estimated earnings in excess of billings	33,919	59,517
Inventories	8,473	13,567
Deferred income taxes	685	2,970
Other current assets	4,310	9,037
Due from related parties, net	10,907	—
Current assets - discontinued operations	6,339	2,019
Total current assets	160,754	222,990

Property and equipment (less accumulated depreciation of $5,292 and $30,754, respectively)	116,513	144,670
Property and equipment - related parties	7,218	—
Goodwill	68,877	134,478
Intangible assets (less accumulated amortization of $2,600 and $14,950, respectively)	5,400	6,795
Deferred charges and other assets, net	7,309	11,766
Deferred income taxes	1,058	1,265
Noncurrent assets - discontinued operations	448	516
Total assets	$367,577	$522,480

Current liabilities:
Current portion of long-term debt	$1,433	$886
Current portion of capital lease obligation	67	14
Accounts payable	12,970	35,292
Accrued compensation and benefits	12,328	17,537
Other current and accrued liabilities	27,150	23,441
Accrued income taxes	2,454	—
Accrued insurance reserves	19,773	26,042
Billings in excess of costs and estimated earnings	8,019	10,728
Deferred revenues	3,393	8,710
Other liabilities - related parties	7,218	—
Current liabilities - discontinued operations	1,043	1,304
Total current liabilities	95,848	123,954
Long-term debt, net of current portion	162,057	83,878
Capital lease obligations, net of current portion	29	—
Long-term debt - related party	—	1,000
Deferred revenues	12,750	16,935
Other long-term liabilities	3,167	12,719
Non-current liabilities – discontinued operations	877	11
Total liabilities	274,728	238,497
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.001 par value (authorized - 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock $.001 par value (authorized - 120,000,000 shares; issued and outstanding - 19,914,840 and 38,942,728, respectively)	20	39
Additional paid-in capital	91,695	272,954
Deferred compensation	(215)	(329)
Retained earnings	1,335	10,911
Accumulated other comprehensive income	14	408
Total shareholders’ equity	92,849	283,983
Total liabilities and shareholders’ equity	$367,577	$522,480

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

(In thousands)

We believe investors’ understanding of our operating performance is enhanced by disclosing income as adjusted, EBITDA from continuing operations, and EBITDA from continuing operations as adjusted.  We present these non-GAAP financial measures primarily as supplemental performance measures because we believe they facilitate operating performance comparisons from period to period and company to company as they exclude items that we believe are not representative of our core operations.  In addition, we believe that these measures are used by financial analysts as measures of financial performance of us and other companies in our industry. These non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

We define income as adjusted as GAAP net income (loss), adjusted to exclude certain significant items.  For the periods shown in this press release, the significant items include an extraordinary item, discontinued operations, an insurance reserve adjustment relating to periods prior to 2003, expenses associated with the September 2003 acquisition of InfraSource Incorporated, a litigation judgment against the Company in connection with a proposed 1999 acquisition, amortization of intangibles arising from acquisitions, expenses relating to our initial public offering, a loss on the early extinguishment of debt in connection with our initial public offering and expenses related to the EnStructure and Utili-Trax acquisitions.  We define EBITDA from continuing operations as net income (loss) before extraordinary item, discontinued operations, interest expense, interest income, income tax expense, depreciation and amortization for the periods shown.  We define EBITDA from continuing operations as adjusted as EBITDA from continuing operations, adjusted for certain significant items.  For the periods shown in this press release, the significant items include expenses associated with the acquisition of InfraSource Incorporated, a litigation judgment against the Company in connection with a proposed 1999 acquisition, an insurance reserve adjustment relating to periods prior to 2003, expenses relating to our initial public offering, a loss on the early extinguishment of debt in connection with our public offering and expenses related to the EnStructure and Utili-Trax acquisitions.

Because these measures facilitate internal comparison of our historical financial position and operating performance on a more consistent basis, we also use these measures for business planning and analysis purposes, in measuring our performance relative to that of our competitors and/or in evaluating acquisition opportunities.

	For the Period September 24 to December 31, 2003	Three Months Ended December 31, 2004

Net income (GAAP)	$1,335	$5,478

Extraordinary item, net of tax	(76)	—

Loss (income) on discontinued operations	57	(109)

Gain on disposition of discontinued operation	—	(3)

Merger related expenses	—	62

Amortization of intangible assets relating to purchase accounting	—	801

Loss on early extinguishment of debt	—	(650)

EnStructure / Utili-Trax severance and personnel expenses	—	82

Income as adjusted (a non-GAAP financial measure)	$1,316	$5,661

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	For the Period September 24 to December 31, 2003	Three Months Ended December 31, 2004

Net income (GAAP)	$1,335	$5,478

Extraordinary item, net of tax	(76)	—

Loss (income) on discontinued operations (net of tax)	57	(109)

Gain on disposition of discontinued operation (net of tax)	—	(3)

Income tax expense (benefit)	923	3,752

Interest expense	3,966	2,017

Interest income	(60)	(222)

Depreciation	5,323	7,285

Amortization of intangible assets	2,600	1,361

EBITDA from continuing operations, before extraordinary item , net of tax (a non-GAAP financial measure)	14,068	19,559

Merger related expenses	—	106

Loss on early extinguishment of debt	—	(1,105)

EnStructure / Utili-Trax severance and personnel expenses	—	140

EBITDA from continuing operations as adjusted (a non-GAAP) financial measure)	$14,068	$18,700

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	For the Period January 1 to September 23, 2003 (Predecessor entity – InfraSource Incorporated and Subsidiaries)	For the Period May 30 to December 31, 2003	For the Period January 1 to December 31, 2003 (Combined Basis) (1)	Year Ended December 31, 2004

Net income (loss) (GAAP)	$(23,518)	$1,335	$(22,183)	$9,576

Extraordinary item, net of tax	—	(76)	(76)	—

Loss (income) on discontinued operations	12,316	57	12,373	(505)

Gain on disposition of discontinued operations	—	—	—	(596)

Insurance reserve adjustment	5,897	—	6,025	—

Merger related expenses	11,066	—	11,307	(135)

Litigation judgment	2,579	—	2,635	—

Amortization of intangible assets relating to purchase accounting	—	—	—	7,320

IPO related expenses	—	—	—	1,440

Loss on early extinguishment of debt	—	—	—	2,634

EnStructure/Utili-Trax severance and personnel expenses	—	—	—	362

Income as adjusted (a non-GAAP financial measure)	$8,340	$1,316	$10,081	$20,096

(1) – Columns for Predecessor and Successor results may not add due to differential in tax rates.

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	For the Period January 1 to September 23, 2003 (Predecessor entity – InfraSource Incorporated and Subsidiaries)	For the Period May 30 to December 31, 2003	For the Period January 1 to December 31, 2003 (Combined Basis)	Twelve Months Ended December 31, 2004

Net income (loss) (GAAP)	$(23,518)	$1,335	$(22,183)	$9,576

Extraordinary item, net of tax	—	(76)	(76)	—

Loss (income) on discontinued operations (net of tax)	12,316	57	12,373	(505)

Gain on disposition of discontinued operations (net of tax)	—	—	—	(596)

Income tax expense (benefit)	(5,238)	923	(4,315)	5,824

Interest expense	27	3,966	3,993	10,178

Interest income	(1,377)	(60)	(1,437)	(572)

Depreciation	20,917	5,323	26,240	24,931

Amortization of intangible assets	—	2,600	2,600	12,350

EBITDA from continuing operations, before extraordinary item, net of tax (a non-GAAP financial measure)	3,127	14,068	17,195	61,186

Insurance reserve adjustment	8,655	—	8,655	—

Merger related expenses	16,242	—	16,242	(228)

Litigation judgment	3,785	—	3,785	—

IPO related expenses	—	—	—	2,429

Loss of early extinguishment of debt	—	—	—	4,444

EnStructure / Utili-Trax severance and personnel expenses	—	—	—	610

EBITDA from continuing operations as adjusted (a non-GAAP) financial measure)	$31,809	$14,068	$45,877	$68,441